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                                                                   Exhibit 10.13

                           PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT, made as of the 23rd day of September 2003, is by and between U.S.B.P., LLC, a Texas Limited Liability Company, with an address at 1014 E. HARRISON AVENUE, HARLINGEN, TX 78550 ("Seller"), and GEN-NET LEASE INCOME TRUST, INC., a Michigan corporation with an address at 24081 WEST RIVER ROAD, 1ST FLOOR, GROSSE ISLE, MICHIGAN 48138 ("Buyer").

      SECTION 1. SALE OF THE PROPERTY.

      1.1 On the terms and conditions contained in this Agreement, Seller agrees to sell and Buyer agrees to purchase that certain tract or parcel of land located in Harlingen, TX, more particularly described on EXHIBIT A attached hereto and by this reference made a part hereof, together with the buildings and improvements thereon and together with all appurtenant rights of way, easements, water rights and covenants (said land, building and appurtenances hereinafter sometimes collectively referred to as the "Property").

      1.2 All of Seller's right, title and interest in and to any fixtures and items of intangible or tangible personal property attached to the improvements on the Property and owned by Seller are included in the sale and shall be conveyed "as is."

      1.3 If required by the Lease of the Premises to the General Services Administration, Buyer will form a single asset entity of its choosing to take title to the Property. Such entity shall be formed prior to Closing. Seller hereby consents to the assignment of this contract to such single asset entity at Closing.

SECTION 2.  PURCHASE PRICE.

      2.1 The purchase price for the Property (the "Purchase Price") shall be NINETEEN MILLION ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($19,125,000.00), and shall be payable as follows:

            (a) One Hundred Thousand Dollars ($100,000) shall be paid to Southern Texas Title Co 1205 S 77 Sunshine Strip, Harlingen, TX 78550 (the "Title Company") on or before the date that is five (5) business days after the Effective Date (see Section 16.14 hereof) of this Agreement. Such amount shall be held and released by the Title Company in accordance with the provisions of this Agreement and the escrow provisions attached as EXHIBIT B. Such payments shall be non-refundable, except as expressly set forth herein. Such payment is referred to herein as the "Deposit".

            (b) The balance of the Purchase Price, subject to adjustment as provided herein, shall be deposited into escrow by Buyer with the Title Company no later than 11:00 a.m. on the date that the closing of title pursuant to Section 7 takes place (the "Closing Date") by wire transfer of good federal funds.

      2.2 Buyer acknowledges that negotiations are in progress to increase the base rent being paid by Tenant as consideration for excess utilization of the Property by United States


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Government General Services Administration ("Tenant"). If Seller is successful in such negotiations, the excess base rent shall be applied as follows and in the following order:

            (a) To reimburse Seller for excess operating costs incurred by Seller prior to Closing as a result of excess utilization of the Property by Tenant. This amount shall be identified by Tenant and Seller prior to Closing and subject to agreement and verification by Buyer.

            (b) Any amounts obtained to cover future utility overages shall be paid in full to Buyer. This amount shall be identified by Tenant and Seller prior to Closing and subject to agreement and verification by Buyer.

            (c) After due and proper payment and accounting for items (a) and
      (b), Seller shall be entitled to fifteen percent (15%) of the base rent increase for the remainder of the initial term of the lease as such amount is paid. Provided, however, that at Seller's request, Buyer and Seller will attempt in good faith to negotiate a lump sum payment. If such amount is agreed, it shall be paid at Closing in lieu of any ongoing payment obligations.

      2.3 The Deposit shall be placed in an interest-bearing escrow account. All interest accruing on the Deposit shall be credited against the Purchase Price payable at the closing of title pursuant to Section 7 (the "Closing"). If the Closing does not take place, the interest accrued on the Deposit shall be paid to the party entitled to receive the Deposit pursuant to the terms of this Agreement. The Title Company shall serve as custodian of all documents to be delivered into escrow pursuant to this Agreement and to handle the recordation of all documents to be admitted to record.

      SECTION 3. ADJUSTMENTS AND APPORTIONMENTS.

      3.1 The following are to be apportioned or adjusted as of the date of Closing (the "Closing Date"):

            (a) Any charges, which are not paid by the UNITED STATES GOVERNMENT GENERAL SERVICES ADMINISTRATION ("Tenant"), including but not limited to, real estate taxes, water and sewer charges, electricity, fuel and other utility charges shall be apportioned as of the Closing Date in accordance with local custom for transactions of this type.

            (b) Any escrow fees charged by the Title Company for acting as the escrow agent hereunder shall be shared equally by the parties.

            (c) Rental payments from the Tenant shall be apportioned as of the Closing Date. Rental deposits, if any, shall be paid to Buyer.

            (d) The following closing costs shall be paid by Buyer:

                  i. documentary stamps, transfer and intangible taxes, if any, on Buyer's mortgages and notes;


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                  ii. recording costs on the deed, Buyer's mortgage and
            financing statements;

                  iii. one half of the cost of the Owners' (Buyer's) title
            insurance commitment and policy and the cost of the Lender's title insurance commitment and policy;

                  iv. survey update, if any;

                  v. Buyer's loan costs;

                  vi. all expenses of due diligence and all fees and expenses related to Buyer's financing;

                  vii. all other expenses incurred by Buyer including without limitation, all legal fees and expenses of Buyer's counsel;

      (e) The following closing costs shall be paid by Seller:

                  i. documentary stamps, transfer and intangible taxes on the deed;

                  ii. one half of the cost of the Owner's (Buyer's) title
            insurance commitment and policy;

                  iii. all costs associated with curative or remedial title work and the recording of any corrective title instruments and releases;

                  iv. all other expenses incurred by Seller, including without limitation all fees and expenses of Seller's counsel.

      3.2 The terms and provisions of this Section 3 shall survive the Closing Date.

      SECTION 4. TITLE.

      4.1 Within seven (7) days following the Effective Date, Owner shall furnish to Buyer a commitment for title insurance under an Seller's Extended Coverage Policy of Title Insurance (TLTA or ALTA form acceptable to Buyer) issued by Escrow Company on behalf of a title insurance company acceptable to Buyer (the "Commitment"). Such Commitment shall commit to insure that marketable title in fee simple will vest in Buyer at Closing subject to standard TLTA printed policy exceptions (Schedule B, Exceptions to Coverage) and such other exceptions as will not interfere with the contemplated use, leasing, financing, or resale of the Property ("Permitted Exceptions"). Provided, however, that the standard exceptions for mechanic's liens and survey shall not be deemed Permitted Exceptions and shall be removed prior to Closing. All costs associated with the commitment and issuance of the Seller's policy shall be paid by Seller. Seller shall convey the Property to Buyer by General Warranty Deed in a form reasonably acceptable to Buyer.


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      4.2 Buyer shall have ten (10) days after receipt of the commitment to notify Seller, in writing, of any matter identified in the commitment or otherwise known to Buyer which would render the title conveyed to Buyer other than good, clear, record and marketable other than Permitted Exceptions ("Defect of Title"). Failure by Buyer to give such notice within the prescribed time period shall be deemed a waiver of any Defect of Title disclosed by the commitment or otherwise known to Buyer which existed on the Effective Date and such Defect of Title shall be deemed a Permitted Exception.

            Buyer shall notify Seller of any Defect of Title which does not exist at the Effective Date but which arises prior to Closing. Such notice shall be in writing and shall be given on or prior to the Closing Date.

            Any notice from Buyer to Seller identifying one or more Defect(s) of Title shall be referred to herein as a "Title Objection Notice".

      4.3 Upon receipt of a Title Objection Notice, Seller shall use reasonable good faith efforts to cure any such Defect(s) of Title. Seller shall have the right to delay the Closing for up to 45 days to permit such remedy or cure (such period as provided herein to Seller to cure any such Defect(s) of Title is referred to herein as the "Title Cure Period"). As part of such cure, Seller shall remove any consensual liens securing the payment of money. If Seller remedies or cures such Defect(s) of Title, Seller shall notify Buyer of such remedy or cure and if Buyer deems such remedy or cure to be satisfactory, Seller shall have the right to set the Closing Date by giving Buyer written notice thereof; provided that such Closing Date shall be no sooner than ten (10) business days after such notice. If the Defect(s) of Title set forth in the Title Objection Notice are not corrected or remedied within the Title Cure Period, then Buyer shall elect, by written notice to Seller within five (5) business days after the end of the Title Cure Period either (i) to accept title to the Property subject to the uncured Defect(s) of Title without reduction of the Purchase Price (other than Seller's obligation to pay off any consensual liens securing the payment of money) and without any right to damages and without any other liability on the part of Seller, or (ii) to terminate this Agreement, whereupon all obligations of the parties hereunder shall cease and neither party shall have any claim against the other by reason of this Agreement, except with respect to any provision hereof that expressly survives the termination of this Agreement. If Seller does not remedy or cure such Defect(s) of Title within the Title Cure Period, and if Buyer elects to proceed with the Closing, the Closing Date shall be the tenth business day after the end of the Title Cure Period.

      4.4 If, on the Closing Date, there are any liens or encumbrances securing the payment of a fixed liquidated amount of money, that Seller is obligated to pay or discharge in order to convey good, clear, record and marketable title to the Property to Buyer. Seller may elect to use any portion of the Purchase Price to satisfy the same, provided Seller shall authorize the Title Company to retain a sufficient portion of the Purchase Price to ensure the payment in full of such liens and encumbrances and the obtaining and the recording of such satisfactions. Buyer shall be entitled to verify the sufficiency of any amounts retained to satisfy or discharge the obligation to which they are assigned. Assuming due verification of the sufficiency of the amounts retained to discharge the obligation to which they are assigned, the existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing


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and the Title Company is willing to insure the Property without exception for such lien or encumbrance.

      SECTION 5. DELIVERY OF SELLER'S DOCUMENTS.

      5.1 Within ten (10) business days after the Effective Date, Seller shall deliver to Buyer, to the extent Seller has not already done so, copies of all title policies, plans, surveys, engineering and environmental reports, operating and financial documents, records, reports, audits, agreements, contracts for services, leases, construction and development documents, warranties, tests, reports, studies, notices, advisories, permits, certification for occupancy, and anything else in its possession material to the status or condition of the Property, to the extent the same are in the possession or control of Seller.

      5.2 Seller shall deliver its most current ALTA/ACSM TLTA equivalent Land Survey of the Property within ten (10) days following the Effective Date. Seller shall deliver an ALTA/ACSM TLTA equivalent Land Survey of the Property bearing a creation date or recertification date at or after the Effective Date within twenty one (21) days following the Effective Date.

      5.3 Buyer agrees that any and all information delivered by Seller or its agents and representatives with respect to the Property shall be held by Buyer in confidence and not released or shared with anyone except such employees, lenders and professional advisors as are reasonably necessary to allow Buyer to evaluate the Property. If for any reason this transaction does not close, any such information and any copies that have been made by Buyer shall be promptly returned to Seller. The provisions of this Section 5.3 shall survive the termination of this Agreement.

      SECTION 6. DUE DILIGENCE.

      6.1 Unless extended by written agreement of Seller and Buyer, Buyer shall have a period of forty-five (45) days from the Effective Date to conduct an inspection of the Property. Such period shall hereinafter be referred to as the "Due Diligence Period". During the Due Diligence Period during normal business hours and after reasonable notice to Seller or its designated agents, Buyer, or its engineers, architects, building consultants, environmental investigators, or other representatives, at Buyer's sole cost and expense, may inspect and test the Property. Seller shall reasonably cooperate by allowing Buyer's representatives reasonable access to the Property. Buyer's right of inspection shall include entry upon the Property with its agents and their equipment for the purpose of making such environmental tests as Buyer deems appropriate, including without limitation soil borings, provided that Buyer shall be responsible for the prompt restoration of the Property to its condition prior to making such tests. The obligation to return the Property to its prior condition shall survive the termination of this Agreement. Buyer shall comply with all laws, rules and regulations of any governmental authority and obtain all licenses and permits required in connection with such activities. Buyer agrees to indemnify and hold Seller harmless from and against any property damage or personal injury or claim or lien against the Property resulting from any such access or inspection by Buyer or its representatives. Such indemnification shall survive the Closing or earlier termination of this Agreement. Buyer shall also have the right during such Due Diligence Period to examine


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and review environmental conditions of the Property, zoning and land use regulations, governmental entitlements, governmental approvals and any restrictions, agreements, obligations and liabilities affecting the Property. If Seller fails to provide the documentation identified in Section 5 hereof within the prescribed 10-day period, the Due Diligence Period will be extended one (1) day for each day or partial day delay in the delivery of such documentation.

      6.2 Buyer shall have the right to terminate this Agreement at any time during the Due Diligence Period in its sole and absolute discretion for any reason or no reason by giving written notice to Seller on or before the last day of the Due Diligence Period. If Buyer timely gives notice of termination under this Section, all obligations of the parties hereunder shall cease and neither party shall have any claim against the other by reason of this Agreement, except with respect to any provision hereof that expressly survives the termination of this Agreement. Upon restoration of the Property as provided in Section 6.1, the Deposit shall be returned to the Buyer. If Buyer fails to give such written notice of termination on or before the last day of the Due Diligence Period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section.

      6.3 If Buyer terminates this Agreement in accordance with Section 6.2 above, Buyer shall return to Seller all documents provided to Buyer by Seller, and any copies thereof made by Buyer and shall provide Seller with copies of all reports, surveys, plans, studies and analysis prepared by or for Buyer with respect to the Property. Buyer agrees that any and all information obtained by it or its agents and representatives with respect to the Property, including without limitation all reports, surveys, plans, studies and analysis prepared by or for Buyer with respect to the Property, shall be held by Buyer in confidence and not released or shared with anyone other than Seller, except for such employees, lenders and professional advisors as are reasonably necessary to allow Buyer to evaluate the Property. The provisions of this Section 6.3 shall survive the termination of this Agreement. If Buyer waives its right to terminate as provided above, Buyer shall be deemed to have accepted the Property in an "as is" condition, without any representations or warranties, except as specifically provided herein, and without abatement or reduction of the Purchase Price.

      SECTION 7. CLOSING AND ESCROW.

      7.1 Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company. This Agreement shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller shall promptly notify the Title Company and Buyer in writing as to the Effective Date and the date that the Due Diligence Period ends, which dates shall be controlling unless Buyer objects in writing within three (3) business days after receipt of such notice or unless the parties otherwise agree. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the escrow holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

      7.2 The consummation of the transactions contemplated hereby shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made


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at the office of the Title Company, on a date which is fifteen (15) days following the end of the Due Diligence Period, or such later date as provided in
Section 4.3 or as may be agreed by the parties in writing.

      7.3 At least one business day prior to the Closing Date, Seller shall deliver the following into escrow with the Title Company (all in form reasonably acceptable to the Title Company and Buyer's counsel):

            (a) A duly executed and acknowledged General Warranty Deed (herein referred to as the "Deed") in recordable form conveying the Property to Buyer as grantee therein, subject only to Permitted Exceptions.

            (b) A duly executed bill of sale ("Bill of Sale") transferring all of Seller's right, title and interest in and to the fixtures and personal property described in Section 1.2.

            (c) An affidavit dated as of the date of Closing, duly executed, certifying that Seller is not a foreign person within the meaning of the Internal Revenue Code and its regulations.

            (d) Such customary affidavits or certificates, duly executed, as shall be reasonably required by the Title Insurance Company for the purpose of issuing an Seller's title insurance policy without exception for parties in possession or mechanics and materialmens liens claiming by, through or under any contract, agreement or understanding with Seller or any entity affiliated with Seller.

            (e) A certificate, duly executed, updating the representations and warranties of Seller set forth in this Agreement through Closing, which certificate shall state that there has been no material change in such representations and warranties, or if so, what changes have taken place.

            (f) A duly executed Closing Statement setting forth the Purchase Price and the various adjustments and prorations set forth herein, identical to the Closing Statement signed by Buyer pursuant to Section 7.4.

            (g) A duly executed 1099-S Designation Form.

            (h) Such other documents as are reasonably necessary to consummate this Agreement including, without limitation, such events as may be required by Lease with the General Services Administration ("Tenant").

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

      7.4 Buyer shall deliver the following into escrow with the Title Company, at least one business day prior to the Closing Date, unless otherwise specified:


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            (a) The balance of the Purchase Price as required by Section 2.1(b), which will be wired to the Title Company no later than 11:00 a.m. on the Closing Date.

            (b) A duly executed certificate updating the representations and warranties of Buyer set forth in this Agreement through such Closing Date, which certificate shall state that there has been no material change in said representations and warranties, or if so, what changes have taken place.

            (c) A certificate from the Michigan Secretary of State dated no more than sixty (60) days prior to the Closing, confirming that Buyer is duly formed and in good standing under the laws of such state.

            (d) Such resolutions, authorizations, bylaws or other documents relating to Buyer as shall be reasonably requested to evidence the authority of Buyer to enter into and consummate the transactions contemplated by this Agreement.

            (e) A duly executed Closing Statement setting forth the Purchase Price and the various adjustments and prorations set forth herein, identical to the Closing Statement signed by Seller pursuant to Section 7.3.

            (f) Such other documents as are reasonably necessary to consummate this Agreement.

Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.

      7.5 Upon receipt of all the funds and documents described in Sections 7.3 and 7.4, above, the Title Company shall, in accordance with escrow instructions reasonably agreed upon by Seller and Buyer, (a) record the Deed and deliver the documents delivered into escrow by Seller to Buyer, and (b) disburse the Purchase Price, as adjusted, in accordance with the closing statement and in accordance with wiring instructions provided by Seller (provided that if Seller assigns this Agreement to a qualified intermediary in accordance with the provisions of Section 16.5, funds due Seller on account of the Purchase Price shall instead be delivered to such qualified intermediary), and deliver the documents from escrow to the party entitled to receive the same.

      SECTION 8. REPRESENTATIONS AND WARRANTIES.

      8.1 Seller hereby represents and warrants to Buyer, and acknowledges that Buyer is relying on each of the following statements in entering into this Agreement, as follows:

            (a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the persons executing this Agreement on behalf of Seller are duly authorized to execute, on behalf of Seller, this Agreement, the Deed, Bill of Sale, assignments and other instruments or documents reasonably necessary to effect the transactions contemplated by this Agreement.


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            (b) Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to execute this Agreement, the Deed, Bill of Sale, assignments and other instruments or documents reasonably necessary to effect the transactions contemplated by this Agreement.

            (c) This Agreement and all documents executed and delivered by Seller are or at the time of Closing will be duly authorized, executed, and delivered by Seller and will constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms. Such documents do not violate any provisions of any agreement, instrument or judicial order to which Seller is a party or by which Seller or the Property is bound including without limitation, the lease with the United States Government Services Administration.

            (d) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by Seller or pending against Seller or Seller's interest in the Property.

            (e) Seller has no knowledge of any litigation or enforcement or regulatory action or proceeding against or relating to the Property.

            (f) Seller has no actual knowledge of any taking, condemnation or special assessment, actual or proposed, with respect to any part of the Property.

            (g) Seller is not a party to any service contracts relating to the Property except as delivered by Seller to Buyer during the first ten (10) days of the due diligence period.

            (h) To the best of Seller's knowledge no hazardous or toxic material, substance, pollutant, contaminant, waste, asbestos or petroleum product has been released by Seller or to the best of Seller's knowledge by any of Seller's predecessors in title or tenants into the environment, discharged, placed or disposed of at, near or on the Property. The Property has not been used at any time by Seller or to the best of Seller's knowledge, any person as a landfill or waste disposal site. No claims, litigation, administrative proceedings, are pending or threatened and no judgments or orders have been entered related to any hazardous substance, hazardous waste, discharge, emission or other form of pollution relating in any way to the Property. No hazardous substance or hazardous waste, as defined by the Resource Conservation Recovery Act, as amended, 42 U.S.C. 6901, et. seq., or the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, et. seq., has been generated, manufactured, refined, transported, treated, stored, handled, or disposed of, on, at or near the Property by Seller or, to the best of Seller's knowledge by any of Seller's predecessors in title or tenants. These representations and warranties shall survive Closing.

      8.2 Buyer hereby represents, warrants and covenants to Seller, and acknowledges that Seller is relying on each of the following statements in entering into this Agreement, as follows:


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            (a) Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan and has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and the persons executing this Agreement on behalf of Buyer are duly authorized to execute, on behalf of Buyer, this Agreement, the assignments and other instruments or documents reasonably necessary to effect the transactions contemplated by this Agreement.

            (b) This Agreement and all documents executed and delivered by Buyer are or at the time of Closing will be duly authorized, executed, and delivered by Buyer and will constitute the legal, valid, and binding obligations of Buyer, enforceable in accordance with their terms. Such documents do not violate any provisions of any agreement, instrument or judicial order to which Buyer is a party or by which Buyer is bound.

      8.3 If either party discovers prior to or at the Closing that any representation or warranty of the other party was materially untrue or incorrect when made, the discovering party shall, as its sole remedy, elect to either waive any such misrepresentation and proceed with the Closing or to terminate this Agreement. The foregoing notwithstanding, if it is determined that any representation or warranty of a party was materially untrue or incorrect when made, the party making such representation shall take reasonable steps to correct such representation or warranty or to otherwise make such representation or warranty true.

      8.4 Except as otherwise herein provided, the representations and warranties contained in this Section and elsewhere in this Agreement, refer to the date of execution of this Agreement, or with respect to any date-down certificate delivered by the parties pursuant to Sections 7.3 or 7.4, the date of such certificates. Seller will notify Buyer, promptly after acquiring knowledge thereof, of any change in facts which arise prior to the conclusion of the Closing which would make any such representation or warranty untrue if such state of facts had existed on the date of execution of this Agreement. Seller shall not be in default under this Section or be deemed to have breached any representation or warranty hereunder unless such representation or warranty were incorrect or untrue in a material respect when made or when restated pursuant to the date-down certificates referenced in Sections 7.3 and 7.4 hereof.

      SECTION 9. COVENANTS OF SELLER.

      9.1 Between the date hereof and the Closing Date, Seller shall not sell, transfer or convey, mortgage or otherwise encumber the Property, or any part thereof, which would adversely affect Seller's ability to perform under this Agreement, without the written consent of the Buyer.

      9.2 Seller shall not, without the prior written consent of Buyer, enter into any contract with respect to the Property that will survive the Closing or will otherwise affect the use, operation, enjoyment or development of the Property after the Closing.

      9.3 Seller shall notify Buyer, promptly after acquiring knowledge thereof, of any event or circumstances that would make any representation or warranty of Seller to Buyer under this Agreement to be materially untrue.


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
      9.4 Seller shall maintain the Property in the same condition as it exists on the Effective Date, reasonable wear and tear excepted.

      9.5 Seller shall keep, or cause to be kept, fire, casualty and extended insurance covering the Property Purchase Price through the Closing Date.

      SECTION 10. CONDITIONS TO BUYER'S OBLIGATIONS.

      10.1 Buyer's obligations hereunder, including the obligation to purchase and pay for the Property, are subject to the satisfaction of the following conditions, any of which may be waived by Buyer, in a writing signed by Buyer:

            (a) The representations and warranties made by Seller in this Agreement being true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the Closing Date;

            (b) Seller having performed in all material respects all covenants and obligations required by this Agreement to be performed by Seller on or prior to the Closing Date;

            (c) Buyer receiving, at Closing, an ALTA (or TLTA equivalent acceptable to Buyer) Seller's Extended Coverage Policy of Title Insurance insuring good, clear, record, marketable and fee simple title to the Property subject only to the Permitted Exceptions;

            (d) Seller delivering possession of the Property free and clear of all tenants, other than the United States General Services Administration;

            (e) Between the expiration of the Due Diligence Period and the Closing Date, there shall have occurred no material adverse change in the environmental conditions of the Property or to the physical condition of the Property, reasonable wear and tear excepted; provided, however, that the parties acknowledge and agree that certain adverse changes to the physical condition of the Property will be governed by Section 12 below and with respect to those changes, Section 12 will determine whether or not they are grounds for termination of this Agreement;

            (f) Conditioned upon Seller having entered into a lease with the United States Government General Services Administration for the subject properties in their entirety providing for the gross rent and expense escalators earlier represented to Buyer by Seller's agent in the APOD which lease is not terminable by Tenant prior to August 28, 2015;

            (g) Approval of the acquisition by the Board of Directors of Buyer, such approval and notice thereof to be forthcoming in written form prior to the end of the Due Diligence Period. Should the Board of Directors of Buyer not approve the acquisition prior to the end of the Due Diligence Period, Buyer shall have the right to terminate without penalty or liability to Seller and the Deposit together with interest accrued thereon, if any, shall be returned to Buyer;

            (h) Delivery to Buyer of all documents and records reasonably required and necessary to fulfill its disclosure obligations as a public company, including financial information on the Property for five (5) years (or as long as owned by Seller if fewer than five (5) years) sufficient to enable Buyer's auditors, at Buyer's cost, to prepare a ALCPA standard audited financial statements, provided that Buyer shall promptly notify Seller, in writing, of any deficiency in such reasonably required materials and Buyer may delay the Closing pending production of such documents necessary to cure such deficiency; provided, however, that Seller shall not be required to create any materials that do not already exist.

      10.2 If any of the conditions set forth in Section 10.1 above are not satisfied, Buyer, by written notice delivered to Seller on or before the Closing may elect to (a) waive such condition and proceed with the Closing, or (b) terminate this Agreement and have the Deposit returned to it.

      10.3 The parties acknowledge that in addition to the matters set forth in
Section 10.1, under certain circumstances, Defect of Title that are not Permitted Exceptions and which are timely objected to as provided in Section 4 above, may become conditions to Buyer's obligations hereunder, subject to and in accordance with Section 4.

      SECTION 11. CONDITION TO SELLER'S OBLIGATIONS.

      11.1 Seller's obligation hereunder including the obligation to sell and deliver title to Buyer for the Premises are subject to satisfaction of the following condition which may be waived by Seller, but only in a writing signed by Seller.

      11.2 Seller's obligation to close this transaction is subject to the satisfaction of the following condition precedent prior to the end of the Due Diligence Period unless waived by Seller. If such condition precedent is not satisfied on or before the Closing Date, this Agreement shall terminate subject only to the obligation of Buyer. Pursuant to Section 6 hereof, the Deposit shall be returned to Buyer and neither party shall have any further liability or obligation to the other.

            (a) Negotiation of the yield maintenance and make whole provisions with bondholders (Phoenix) by Seller within the Buyer's Due Diligence Period. Seller shall immediately notify Buyer, in writing, if this condition precedent is not satisfied and Seller is unwilling to waive the condition. If notice is not given within the Due Diligence Period, this condition shall be deemed waived by Seller.

      SECTION 12. CASUALTY AND CONDEMNATION.

      12.1 If, prior to the Closing Date, all or a "Material Portion of the Property" (as such term is defined below) is taken by public authority, then Seller shall promptly notify Buyer and Buyer shall have the option, exercisable by notice given to Seller within thirty (30) days after notice of such taking, but in any event prior to the Closing, either to proceed with the Closing "as is," without a reduction of the Purchase Price, and otherwise pursuant to the terms hereof, or to terminate this Agreement, in which event the Deposit shall be returned to Buyer.

      12.2 If, prior to the Closing Date, all or a Material Portion of the Property is damaged or destroyed by fire or other casualty, other than by the fault or negligence of Buyer, or Buyer's employees, agents, invitees or anyone claiming right to possession under or through Buyer, then Seller shall promptly notify Buyer and Seller shall have, at its option, a period of not more than 120 days after receipt of such notice within which to repair any such destruction or damage, subject to reasonable extension due to delays caused by weather, labor strikes, unavailability of materials or other causes beyond the control of Seller (such period being referred to herein as the "Restoration Period"). If Seller elects to repair any such damage or destruction, the Closing shall be extended to the date that is five (5) business days after the expiration of such Restoration Period; provided, however, that if such destruction or damage is repaired before the end of such Restoration Period, Seller shall have the right to close earlier by giving Buyer written notice setting a Closing Date not sooner than five (5) business days after such notice. If such destruction or damage is not substantially corrected or remedied within such Restoration Period, or if Seller elects not to repair such destruction or damage, then Buyer may elect, by written notice to Seller on or before the earlier of (i) the Closing Date, as the same may be extended by Seller hereunder or (ii) five days after receipt of notice from Seller electing not to repair such destruction or damage, to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further obligations to the other hereunder, except with respect to any provision hereof that expressly survives the termination of this Agreement. Anything to the contrary herein notwithstanding, Buyer shall have no right to terminate this Agreement if (a) such damage was due to the fault or negligence of Buyer, or Buyer's employees, agents, invitees or anyone claiming right to possession under or through Buyer or (b) such damage is substantially restored prior to receipt by Seller of Buyer's notice to terminate. If Buyer does not timely elect to terminate this Agreement as provided above, Buyer shall be deemed to have waived any right to terminate this Agreement as a result of such destruction or damage and Buyer shall accept title to the Property subject to such destruction or damage but without reduction of the Purchase Price and without any right to damages and without any other liability on the part of Seller, subject to the provisions of
Section 12.3 below.

      12.3 If this Agreement is not terminated as provided above, then Seller on the Closing Date shall assign to Buyer (without recourse) the right to recover insurance proceeds (together with the amount of any deductible which shall be paid to Buyer by Seller) or condemnation awards, if any, payable by virtue of such casualty or taking; provided, however that such assignment shall reserve to Seller the right to recover from such proceeds or award any expenses incurred in obtaining such proceeds or award and reimbursement for any funds of Seller expended in restoring the Property prior to the Closing Date.

      12.4 If, prior to the Closing Date, any portion of the Property is damaged or destroyed by fire or other casualty (and such damage or destruction has not been completely restored by Seller), or is taken by public authority, and such portion is not a Material Portion of the Property, then both Seller and Buyer shall proceed with the Closing and the Property and the personal property will be conveyed "as is," without an abatement of the Purchase Price and pursuant to the terms hereof, but the actual amount of insurance proceeds or condemnation award, as the case may be, which are collected by the Seller shall be paid over to Buyer, minus any expenses incurred in obtaining such proceeds or award and minus any proceeds or award used by Seller to restore the Property. If uncollected prior to the Closing Date, the right to receive such proceeds or award, as the case may be, shall be assigned to Buyer (without recourse), such assignment reserving to Seller the right to recover from such proceeds or award any expenses incurred in obtaining such proceeds or award and reimbursement for any funds of Seller expended in restoring the Property prior to the Closing Date. If Seller has completely restored the Property, Seller shall be entitled to the entire insurance proceeds.

      12.5 For the purposes of this Section, "Material Portion of the Property" is defined as damage to or a taking of the Property with respect to which (i) 15% or more of the Property are damaged or taken by the condemning authority, or
(ii) access to the Property is permanently lost or materially modified to the detriment of the Property as a result thereof.

      12.6 The parties shall promptly notify each other in writing after acquiring knowledge thereof, of any taking, destruction or damage to the Property to which this Section applies. The provisions of this Section shall survive the Closing hereunder.

      SECTION 13. DEFAULT AND REMEDIES.

      13.1 If at or prior to Closing, Buyer shall default in the performance of Buyer's obligations under this Agreement, including without limitation the obligation to pay the Purchase Price for the Property in accordance with the provisions of Section 2.1 hereof, Seller shall be entitled to receive the Deposit together with all interest accrued hereto and Buyer hereby authorizes the Title Company to pay such Deposit to Seller together with all interest accrued thereon in such event. Seller shall receive the Deposit in consideration of Seller's covenants and agreements herein and as liquidated damages for Buyer's default. Such liquidated damages shall be Seller's sole remedy and thereafter neither party shall have any rights or liabilities against or to the other, except as to any provision that expressly survives Closing or the termination of this Agreement. The parties acknowledge if Buyer defaults, it is impossible to compute exactly the damages that would accrue to Seller. Taking these facts into account, the parties have agreed that the amount of the Deposit together with all interest accrued thereon is a reasonable estimate by them of the amount of such damages and fair consideration for Seller's covenants and agreements set forth herein.

      13.2 If at or prior to Closing, Seller shall default in the performance of Seller's obligations under this Agreement, Buyer, as its sole remedy, may either
(a) terminate this Agreement for such default and have the Deposit returned to it together with all interest accrued thereon, (b) seek specific performance of this Agreement, or (c) pursue any other remedies available at law or in equity.

      SECTION 14. NOTICES.

      14.1 All notices required to be given under this Agreement shall be deemed given upon the earlier of actual receipt or two days after (i) being mailed by certified mail, return receipt requested, (ii) delivery to a nationally recognized overnight delivery service, or (iii) electronic facsimile transfer addressed as follows:

(a)         If intended for Buyer, at

                  Gen-Net Lease Income Trust, Inc.
                  24081 West River Road, 1st Floor
                  Grosse Isle, MI  48138
                  Attention: Gregg Barton
                  Phone Number:  734-362-0175
                  Fax Number:  734-671-7883

            With a copy to:

                  CB Richard Ellis
                  4717 Grand, Suite 500
                  Kansas City, MO  64112
                  Attention:  Gregg Barton
                  Phone Number:  816-968-5841
                  Fax Number:  816-968-5890
                  opeterson@cbre.com

            With a copy to:

                  Warren R. Whitted, Jr.
                  Lieben, Whitted, Houghton,
                  Slowiaczek & Cavanagh, L.L.O.
                  100 Scoular Building
                  2027 Dodge Street
                  Omaha, NE  68102
                  Phone Number:  402-344-4000
                  Fax Number 402-344-4006
                  wwhitted@liebenlaw.com

(b)         If intended for Seller, at

                  U.S.B.P., LLC
                  c/o Humberto Zamora
                  1014 E. Harrison Street
                  Harlingen, TX  78550
                  Fax Number:  956-423-3613

      14.2 Anything contained in this Section to the contrary notwithstanding, all notices pursuant to the Agreement from Seller to Buyer, or from Buyer to Seller will be effective if executed by and sent by their respective attorneys (including facsimile transfer during normal business hours of the recipient). Buyer and Seller, and their respective counsel, all hereby agree that if notice is given hereunder by counsel, such counsel may communicate directly in writing with all principals, as required to comply with the foregoing notice provisions.

      SECTION 15. SURVIVAL AND WAIVER.

      15.1 The acceptance by the Buyer of the Deed on the Closing Date shall be deemed full performance and discharge of each and every agreement and obligation on the part of Seller hereunder to be performed, and any and all agreements, representations and warranties of Seller contained in this Agreement shall not survive the Closing Date, except to the extent expressly provided in this Agreement. The Property are being sold and will be conveyed "as is", "where is", without any representation or warranties as to habitability, merchantability, fitness, condition or otherwise, and at the Closing, Seller shall be released from all liability pertaining to the Property, except as expressly set forth herein. Neither party is relying upon any statements or representations not embodied in this Agreement.

      15.2 It is understood and agreed that (i) all contemporaneous or prior representations, statements, understandings and agreements, oral or written, between the parties are merged in this Agreement, which alone fully and completely expresses the agreement of the parties, and (ii) that this Agreement is entered into after full investigation, neither party relying on any statement or representation made by the other which is not embodied in this Agreement.

      15.3 The provisions of this Section shall survive the Closing Date.

      SECTION 16. MISCELLANEOUS PROVISIONS.

      16.1 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be of the same binding effect as an original.

      16.2 If any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision shall not affect any other provision hereof, and this Agreement shall be construed as if such provision had never been contained herein.

      16.3 In the event either party commences a lawsuit or other proceeding to enforce its rights hereunder after a breach by the other party, the prevailing party shall be entitled to reasonable attorney's fees and expenses. The provisions of this Section shall survive the Closing Date. Venue for any action or proceeding commenced by either party to enforce this Agreement shall be in the courts of general jurisdiction in Cameron County, Texas, where the property is located.

      16.4 This Agreement, and all the covenants, terms and provisions contained herein, shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

      16.5 Buyer agrees that Seller may assign this Agreement with respect to any or all of the Property to an escrow agent, trustee, qualified intermediary or similar party for the purpose of accomplishing a like-kind exchange within the meaning of Section 1031 of the Internal Revenue Code, and further agrees to reasonably cooperate with the Seller to allow Seller to accomplish such like-kind exchange, provided that Buyer shall not be obligated to incur any expenses or liability as a result thereof. Buyer may assign this Agreement as provided in Section 1.3 hereof.

      16.6 TIME IS OF THE ESSENCE HEREOF.

      16.7 Neither Seller nor Buyer have employed or engaged any broker or agent in connection with this transaction or have incurred any other obligation, contingent or otherwise, for a broker's or finder's fee with respect to the matters provided for in this Agreement, except for Thomas Bradshaw ("Seller's Broker") and CB Richard Ellis/Kansas City ("Buyer's Broker"). Upon consummation of the purchase and sale of the Property at Closing, Seller shall pay in full a total commission equal to two percent (2%) of the Purchase Price to be shared equally by Seller's and Buyer's Brokers. Each party hereto agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys fees, resulting from a violation of the representations, warranties and covenants set forth in this Section and this Agreement shall survive the Closing hereunder, or if the Closing does not occur, the termination of this Agreement.

      16.8 Neither party shall record this Agreement and breach of this covenant shall, at the option of the non-breaching party, be treated as a default hereunder.

      16.9 This Agreement is and shall constitute a contract under and is to be construed in accordance with the internal laws of the State of Texas.

      16.10 This Agreement may not be changed or terminated orally.

      16.11 The captions to sections hereof are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of its provisions.

      16.12 Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property are located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. Eastern Standard Time.

      16.13 The "Effective Date" for purposes of this Agreement shall be the date that the last of the parties hereto executes this Agreement, as specified below.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as a sealed instrument as of the day and year first above written.

                                         SELLER:



/s/ Humberto Zamora                      U.S.B.P., LLC
------------------------------
Humberto Zamora                          A Texas Limited Liability Company

                                         By: /s/ Humberto Zamora
                                             -------------------
/s/ [Name Illegible]                         Humberto Zamora
--------------------                     Its:  President and C.E.O.
      Witness                            Date: 30 September, 2003
                                               ------------------


                                         BUYER:
                                         GEN-NET LEASE INCOME TRUST,
                                         INC.
                                         A Michigan corporation


/s/ [Name Illegible]                     By: /s/ Thomas D. Peschio
------------------------------               --------------------------------
      Witness                            Its:  President\CEO
                                               ------------------------------
                                         Date: 10-3-03
                                               ------------------------------

                                                                       EXHIBIT A

                                  Border Patrol
                                Legal Description

Being a 20.00 acre tract of land, comprised of 5.19 acres out of Block Fifty-Six
(56) and all of Blocks Forty-Six (46) and Forty-Seven (47) and the West 1.25 acres of Block Forty-Five (45), F.Z. Bishop Subdivision of Rice and Taylor Lands in Cameron County, Texas, according to map of said subdivision recorded in Volume 4, Page 26, Map Records of Cameron County, Texas; save and except a tract of 25 feet out of said West 1.25 acre tract as described in deed dated January 21, 1954, from Otto Markworth and Berthat Markworth to Edwin L. Butler and Margaret H. Butler, recorded in Volume 570, Page 197, Deed Records of Cameron County, Texas; save and except 0.080 of an acre out of Block Forty-Seven (47), conveyed to the State of Texas by deed dated February 27, 1959, from Edgar Lee recorded in Volume 679, Page 346, Deed Records of Cameron County, Texas; said
20.00 acre tract of land is more particularly described as follows:

Commencing at a 40-D Nail found on the Northwest corner of Block Fifty-Six (56) of said F.Z. Bishop Subdivision for the Point of Beginning of the tract herein described:

THENCE, North 19 degrees 07 minutes East along the West line of said Block Forty-Seven (47) of said F.Z. Bishop Subdivision, a distance of 954.52 feet to a point on the centerline of the Southbound Expressway 77/83 Frontage Road and being the Northwest corner of the tract herein described:

THENCE, South 63 degrees 21 minutes 49 seconds East along said centerline of Southbound Expressway 77/83 Frontage Road and North line of Blocks Forty-Seven
(47), Forty-Six (46), and Forty-Five (45), a distance of 704.16 feet to a point for the Northeast corner of the tract herein described:

THENCE, South 19 degrees 07 minutes West, a distance of 30.26 feet to a 1/2 inch Steel Rod found on the West Right-of-Way line of said Expressway 77/83; and continuing a total distance of 418.46 feet to a 1/2 inch Steel Rod found for an inside corner of the tract herein described:

THENCE, South 70 degrees 53 minutes East, a distance of 25.00 feet to a 1/2 inch Steel Rod found for an outside corner of the tract herein described:

THENCE, South 19 degrees 07 minutes West, a distance of 443.91 feet to a 1/2 Steel Rod found on the North line of said Block Fifty-Six (56) for an inside corner of the tract herein described:

THENCE, South 70 degrees 53 minutes East, with and along said North line of Fifty-Six (56), a distance of 114.22 feet to a 1/2 inch Steel Rod set for an outside corner of the tract herein described:

THENCE, South 19 degrees 07 minutes West, a distance of 270.00 feet to a 1/2 inch Steel Rod set for an outside corner of the trace herein described:

THENCE, North 70 degrees 53 minutes West, a distance of 837.32 feet to a 1/2 inch Steel Rod set on the West line of Block Fifty-Six (56) for an outside corner of the tract herein described:

THENCE, North 19 degrees 07 minutes East, with and along said West line of Block Fifty-Six (56), a distance of 270.00 feet to the Point of Beginning: containing
20.00 acres of land, more or less.

                                    EXHIBIT B
                               ESCROW INSTRUCTIONS

      1. INVESTMENT AND USE OF FUNDS. The Title Company shall invest the deposit in government insured interest-bearing accounts satisfactory to Buyer and Seller, shall not commingle the Deposit with any funds of the Title Company or others, and shall promptly provide Buyer and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Title Company shall deliver the Deposit to, or upon the instructions of, Buyer and Seller on the Closing Date. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Buyer agree to execute such supplemental escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement. For purposes of tax reporting, the Deposit shall be invested on behalf of Buyer, with interest to be paid in accordance with Section 2 of this Agreement. Seller and Buyer agree to execute and deliver to the Title Company originally executed W-9 forms.

      2. TERMINATION. Upon a termination of this Agreement, either party to this Agreement may give written notice to the Title Company and the other party of such termination and the reason for such termination. Such notice shall specify the Section or Sections of the Agreement giving rise to such right of termination. The non-terminating party shall then have five (5) business days after receipt of such notice in which to object in writing to the release of the Deposit to the terminating party. If the non-terminating party provides such an objection, then the Title Company shall retain the Deposit until it receives written instructions executed by both Seller and Buyer as to the disposition and disbursement of the Deposit, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Deposit to a particular party, in which event the Deposit shall be delivered in accordance with such notice, instruction, order, decree or judgment, or proceed in accordance with Paragraph 3 below.

      3. INTERPLEADER. Except as specifically provided above, Seller and Buyer mutually agree that in the event of any controversy regarding the Deposit, unless mutual written instructions are received by the Title Company directing the Deposit's disposition, the Title Company shall not take any action, but instead shall await the disposition of any proceeding relating to the Deposit or, at the Title Company's option, the Title Company may interplead all parties and deposit the Deposit with a court of competent jurisdiction in which event the Title Company may recover all of its court costs and reasonable attorneys' fees. Seller or Buyer, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Company, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

      4. LIABILITY OF TITLE COMPANY. The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts. Seller and Buyer shall jointly and severally indemnify and hold the Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Title Company's duties hereunder, except with respect to actions or omissions taken or made by the Title Company in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Company.

      5. ESCROW FEE. Except as expressly provided herein to the contrary, the escrow fee, if any, charged by the Title Company for holding the Deposit or conducting the Closing shall be shared equally by the Seller and Buyer.

      The undersigned acknowledges receipt of $100,000.00 of the Deposit and a copy of the Purchase and Sale Agreement between U.S.B.P., LLC as Seller and Gen-Net Leased Income Trust, Inc. as Buyer and agrees to hold, account for and deliver the Deposit in accordance with the terms of said Agreement and the foregoing Escrow Instructions.

DATED:                        , 2003
       -----------------------


                                    SOUTH TEXAS TITLE CO.


                                    By:
                                        -------------------------------------

                                    -----------------------------------------
                                    Typed or Printed Name and Title

                                   SCHEDULE B


































                                      B-3